As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCA BIOPHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-3855489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200

Broomfield, CO 80021

(720) 940-2200

(Address of principal executive offices)

Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

Dr. Michael R. Bristow

President and Chief Executive Officer

8001 Arista Place, Suite 200

Broomfield, CO 80021

(720) 940-2200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John Geschke, Esq.

Brent D. Fassett, Esq.

COOLEY GODWARD KRONISH LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80021

(720) 566-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share) issuable under the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan	382,704 shares	$3.24	$1,239,960.96	$69.19

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 19, 2009 as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 382,704 shares of the Registrant’s Common Stock to be issued pursuant to the Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan (the “Plan”).

INCORPORATION BY REFERENCE

The Registrant is hereby registering 382,704 additional shares of its Common Stock for issuance under the Plan. The contents of the Registrant’s Registration Statements on Form S-8 filed May 21, 2004 (SEC File No. 333-115747), June 13, 2006 (SEC File No. 333-134981) and September 14, 2007 (SEC File No. 333-146078) are incorporated by reference herein.

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.

99.1(1)	Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan.

(1)	Incorporated by reference to the Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A (File No. 000-22873) as filed with the SEC on August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on August 21, 2009.

ARCA BIOPHARMA, INC.

By:	/s/ Michael R. Bristow
Dr. Michael R. Bristow
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Michael R. Bristow and Kathryn E. Falberg, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Bristow MICHAEL R. BRISTOW, PH.D., M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2009

/s/ Kathryn E. Falberg KATHRYN E. FALBERG	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	August 21, 2009

/s/ Richard B. Brewer RICHARD B. BREWER	Chairman of the Board of Directors	August 21, 2009

JEAN-FRANÇOIS FORMELA, M.D.	Director

/s/ J. William Freytag J. WILLIAM FREYTAG, PH.D.	Director	August 21, 2009

/s/ Linda Grais LINDA GRAIS, M.D.	Director	August 21, 2009

/s/ Ted W. Love TED W. LOVE, M.D.	Director	August 21, 2009

/s/ Mary K. Pendergast MARY K. PENDERGAST	Director	August 21, 2009

/s/ Burton E. Sobel BURTON E. SOBEL, M.D.	Director	August 21, 2009

JOHN L. ZABRISKIE, PH.D.	Director

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.

99.1(1)	Amended and Restated ARCA biopharma, Inc. 2004 Equity Incentive Plan.

(1)	Incorporated by reference to the Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A (File No. 000-22873) as filed with the SEC on August 21, 2009.